EXHIBIT 99.1

FOR IMMEDIATE RELEASE

May 7, 2013

For more information contact:

Scott Estes (419) 247-2800

Jay Morgan (419) 247-2800

Health Care REIT, Inc.

Reports First Quarter Results

Completed $2.6 billion of 1Q13 investments

1Q13 same store cash NOI increased 3.5%

1Q13 normalized FFO per share increased 5%, FAD per share increased 4%

Toledo, Ohio, May 7, 2013…..Health Care REIT, Inc. (NYSE:HCN) today announced operating results for the company’s first quarter ended March 31, 2013.

“The first quarter represented another solid quarter of execution on our business plan.  Our relationship investment strategy is focused on higher-end, private pay properties located in major-metropolitan markets of the United States, Canada, and the United Kingdom, operated by industry-leading-health-care providers. Our business model continues to generate strong same-store NOI growth and asset value appreciation,” commented George L. Chapman, Chairman and CEO of Health Care REIT.  “We remain confident our investment and capital allocation strategy will continue to generate attractive cash flow growth and total shareholder returns.”

Recent Highlights

•         Reported 1Q13 normalized FFO of $0.91 per share, a 5% increase versus 1Q12

•         Reported 1Q13 normalized FAD of $0.81 per share, a 4% increase versus 1Q12

•         Increased 1Q13 same-store cash NOI by 3.5%, including 5.6% growth in the seniors housing operating portfolio

•         Increased private pay mix to 82% in 1Q13 from 73% in 1Q12

•         Completed gross new investments of $2.6 billion in 1Q13, including $2.4 billion related to the Sunrise acquisition

•         Received $349 million in proceeds on dispositions in 1Q13, generating $82 million in gains

•         Received a ratings upgrade from Standard & Poor’s to BBB with a stable outlook

•         Increased unsecured line of credit facility to $2.25 billion and extended term through March 2017

•         Funded $500 million unsecured term loan in January

Dividends for First Quarter 2013  As previously announced, the Board of Directors declared a cash dividend for the quarter ended March 31, 2013 of $0.765 per share, as compared to $0.74 per share for the same period in 2012, representing a 3.4% increase.  On May 20, 2013, the company will pay its 168th consecutive quarterly cash dividend.  The declaration and payment of quarterly dividends remains subject to review by and approval of the Board of Directors.

First Quarter Investment Highlights  During the quarter, the company completed nearly $2.5 billion in seniors housing operating acquisitions, including two properties with Brookdale Senior Living (NYSE:BKD) for $53 million and the Sunrise Senior Living acquisition described below.  The company also completed an acquisition of two seniors housing triple-net properties totaling $57 million at a yield of 7.0%. In addition to these acquisitions, the company completed development projects totaling $135.5 million at a blended yield of 8.5%, which included $75 million of seniors housing and care projects at a blended yield of 9.0% and $60.5 million for a medical office building at a 7.8% yield.  The medical office building is affiliated with a leading health system, has a total of 121,000 rentable square feet and is 100% leased.

Sunrise Acquisition Update  As previously announced, the company completed its acquisition of Sunrise, the sale of the Sunrise management company, and the acceleration of all planned joint venture buy-outs.  The company’s investment in Sunrise properties is currently $3.5 billion, and the company expects that investment to increase to $4.3 billion by July 2013 upon exercise of the company’s rights to acquire additional joint venture partner interests at fixed purchase prices.  The $4.3 billion investment is expected to include 120 wholly owned properties and five joint venture properties.  The company expects the $4.3 billion acquisition to generate a 6.5% unlevered initial yield, or 6.1% after capital expenditures.

1Q13 Earnings Release                                                                                                                                                                         May 7, 2013

Sunrise Investments Reconciliation
($ millions)

	Total Completed as of 5/7/13	Remaining 2013E	Total
Debt Assumed(1)	$444.6	$49.4	$494.0
Cash Required	$3,084.4	$695.8	$3,780.2
Acquisition Amount	$3,529.0	$745.2	$4,274.2

(1) Debt assumed is net of payoffs that occurred as of the respective closings or shortly thereafter and includes pro rata share of debt at unconsolidated entities.

All amounts included in this announcement relating to acquisitions or investments that have not yet closed are preliminary estimates, are subject to downward or upward adjustment, and are subject to change. The anticipated acquisitions and investments are in various stages of closing and some or all of the transactions may not be completed on currently anticipated terms, or within currently anticipated timeframes, or at all. The completion of the anticipated acquisitions and investments is subject to the satisfaction of various conditions.  For completed transactions, certain amounts are based on exchange rates in effect as of the relevant closing dates.

Outlook for 2013  The company affirms its 2013 guidance and assumptions as previously announced on February 25, 2013 and continues to expect to generate normalized FFO in a range of $3.70 to $3.80 per diluted share, representing a 5%-8% increase, and normalized FAD in a range of $3.25 to $3.35 per diluted share, representing a 5%-8% increase. The company is revising its 2013 net income guidance (primarily to reflect depreciation and amortization adjustments, normalizing items and gains on property sales) and now expects to report net income attributable to common stockholders in a range of $0.70 to $0.80 per diluted share.

The company’s guidance does not include any additional 2013 investments beyond what it has announced, nor any transaction costs, capital transactions, impairments, unanticipated additions to the loan loss reserve or other additional one-time items, including any additional cash payments other than normal monthly rental payments.  Please see the exhibits for a reconciliation of the outlook for net income available to common stockholders to normalized FFO and FAD.  The company will provide additional detail regarding its 2013 outlook and assumptions on the first quarter 2013 conference call.

Conference Call Information  The company has scheduled a conference call on Tuesday, May 7, 2013 at 10:00 a.m. Eastern Time to discuss its first quarter 2013 results, industry trends, portfolio performance and outlook for 2013. Telephone access will be available by dialing 888-346-2469 or 706-758-4923 (international).  For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the call through May 21, 2013. To access the rebroadcast, dial 855-859-2056 or 404-537-3406 (international).  The conference ID number is 35988411. To participate in the webcast, log on to www.hcreit.com  15 minutes before the call to download the necessary software.  Replays will be available for 90 days.

Supplemental Reporting Measures  The company believes that net income attributable to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate and impairments of depreciable assets, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities.   Normalized FFO represents FFO adjusted for certain items detailed in Exhibit 1.  FAD represents FFO excluding net straight-line rental adjustments, amortization related to above/below market leases and amortization of non-cash interest expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions.  Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for certain items detailed in Exhibit 1.  The company believes that normalized FFO and normalized FAD are useful supplemental measures of operating performance because investors and equity analysts may use these measures to compare the operating

1Q13 Earnings Release                                                                                                                                                                         May 7, 2013

performance of the company between periods or as compared to other REITs or other companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items.  The company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors and equity analysts in the valuation, comparison and investment recommendations of companies.  The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions.  Additionally, they are utilized by the Board of Directors to evaluate management.  The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity.  Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies.  Please see the exhibits for reconciliations of supplemental reporting measures and the supplemental information package for the quarter ended March 31, 2013, which is available on the company’s website (www.hcreit.com), for information and reconciliations of additional supplemental reporting measures.

About Health Care REIT, Inc.  Health Care REIT, Inc., an S&P 500 company with headquarters in Toledo, Ohio, is a real estate investment trust that invests across the full spectrum of seniors housing and health care real estate.  The company also provides an extensive array of property management and development services.  As of March 31, 2013, the company’s broadly diversified portfolio consisted of 1,133 properties in 46 states, the United Kingdom, and Canada.  More information is available on the company’s website at www.hcreit.com.

Forward-Looking Statements and Risk Factors  This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of facilities; the performance of its operators/tenants and facilities; its ability to enter into agreements with viable new tenants for vacant space or for facilities that the company takes back from financially troubled tenants, if any; its occupancy rates; its ability to acquire, develop and/or manage facilities; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its ability to successfully manage the risks associated with international expansion and operations; its tax status as a real estate investment trust; its critical accounting policies; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, seniors housing and life science industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company’s facilities; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; regulatory approval and market acceptance of the products and technologies of life science tenants; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s facilities; changes in rules or practices governing the company’s financial reporting; the movement of U.S. and foreign currency exchange rates; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

1Q13 Earnings Release                                                                                                                                                                         May 7, 2013

HEALTH CARE REIT, INC.

Financial Exhibits

Consolidated Balance Sheets (unaudited)
(in thousands)
	March 31,
	2013	2012
Assets
Real estate investments:
Land and land improvements	$1,592,792	$1,146,099
Buildings and improvements	17,814,940	13,575,137
Acquired lease intangibles	811,495	497,389
Real property held for sale, net of accumulated depreciation	36,096	165,736
Construction in progress	86,820	150,750
	20,342,143	15,535,111
Less accumulated depreciation and intangible amortization	(1,739,767)	(1,272,922)
Net real property owned	18,602,376	14,262,189
Real estate loans receivable(1)	276,876	298,868
Net real estate investments	18,879,252	14,561,057
Other assets:
Investments in unconsolidated entities	781,792	239,254
Goodwill	68,321	68,321
Deferred loan expenses	73,735	57,252
Cash and cash equivalents	269,842	469,217
Restricted cash	225,360	83,499
Receivables and other assets(2)	490,670	381,134
	1,909,720	1,298,677
Total assets	$20,788,972	$15,859,734

Liabilities and equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$710,000	$5,000
Senior unsecured notes	6,610,873	4,436,103
Secured debt	2,452,495	2,353,856
Capital lease obligations	80,560	83,020
Accrued expenses and other liabilities	518,170	393,202
Total liabilities	10,372,098	7,271,181
Redeemable noncontrolling interests	33,727	34,535
Equity:
Preferred stock	1,022,917	1,297,917
Common stock	261,249	213,529
Capital in excess of par value	10,599,290	8,088,573
Treasury stock	(21,238)	(17,265)
Cumulative net income	2,256,479	1,952,320
Cumulative dividends	(3,910,727)	(3,134,255)
Accumulated other comprehensive income	(33,091)	(11,642)
Other equity	5,893	7,208
Total Health Care REIT, Inc. stockholders’ equity	10,180,772	8,396,385
Noncontrolling interests	202,375	157,633
Total equity	10,383,147	8,554,018
Total liabilities and equity	$20,788,972	$15,859,734

(1) Includes non-accrual loan balances of $4,330,000 and $12,956,000 at March 31, 2013 and 2012, respectively.
(2) Includes net straight-line receivable balances of $161,664,000 and $129,434,000 at March 31, 2013 and 2012, respectively.

Consolidated Statements of Income (unaudited)
(in thousands, except per share data)
		Three Months Ended
		March 31,
		2013	2012
	Revenues:
	Rental income	$296,834	$249,995
	Resident fees and service	327,324	158,174
	Interest income	9,057	8,141
	Other income	700	1,686
	Gross revenues	633,915	417,996

	Expenses:
	Interest expense	110,289	88,814
	Property operating expenses	253,354	128,801
	Depreciation and amortization	187,099	120,907
	General and administrative expenses	27,179	27,751
	Transaction costs	65,980	5,579
	Loss (gain) on derivatives, net	2,309	555
	Loss (gain) on extinguishment of debt, net	(308)	-
	Total expenses	645,902	372,407

	Income (loss) from continuing operations before income taxes
	and income from unconsolidated entities	(11,987)	45,589

	Income tax (expense) benefit	(2,763)	(1,470)
	Income (loss) from unconsolidated entities	2,262	1,532
	Income (loss) from continuing operations	(12,488)	45,651

	Discontinued operations:
	Gain (loss) on sales of properties, net	82,492	769
	Income (loss) from discontinued operations, net	1,795	11,038
		84,287	11,807
	Net income (loss)	71,799	57,458
Less:	Preferred dividends	16,602	19,207
	Net income (loss) attributable to noncontrolling interests	139	(1,056)
	Net income (loss) attributable to common stockholders	$55,058	$39,307

	Average number of common shares outstanding:
	Basic	260,036	199,661
	Diluted	260,036	201,658

	Net income (loss) attributable to common stockholders per share:
	Basic	$0.21	$0.20
	Diluted	$0.21	$0.19

	Common dividends per share	$0.765	$0.740

1Q13 Earnings Release                                                                                                                                                                         May 7, 2013

Normalizing Items			Exhibit 1
(in thousands, except per share data)
		Three Months Ended
		March 31,
		2013	2012
Transaction costs		$65,980 (1)	$5,579
Special stock compensation grants		-	4,316
Loss (gain) on derivatives, net		2,309 (2)	555
Loss (gain) on extinguishment of debt, net		(308)(3)	-
Held for sale hospital operating expenses		-	215
Total		$67,981	$10,665

Average diluted common shares outstanding		262,525	201,658
Net amount per diluted share		$0.26	$0.05

Notes:	(1) Primarily costs incurred with seniors housing acquisitions.
(2) Related to currency hedges executed to lock the exchange rates on international transactions.
(3) Related to secured debt extinguishments during the quarter.

Funds Available for Distribution Reconciliation		Exhibit 2
(in thousands, except per share data)
	Three Months Ended
	March 31,
	2013	2012
Net income (loss) attributable to common stockholders	$55,058	$39,307
Depreciation and amortization(1)	187,122	127,422
Losses/impairments (gains) on properties, net	(82,492)	(769)
Noncontrolling interests(2)	(5,080)	(4,489)
Unconsolidated entities(3)	13,921	837
Gross straight-line rental income	(14,646)	(11,139)
Prepaid/straight-line rent receipts	4,257	1,014
Amortization related to above (below) market leases, net	155	(252)
Non-cash interest expense	3,494	3,693
Cap-ex, tenant improvements, lease commissions	(11,885)	(8,585)
Funds available for distribution	149,904	147,039
Normalizing items, net(4)	67,981	10,665
Prepaid/straight-line rent receipts	(4,257)	(1,014)
Funds available for distribution - normalized	$213,628	$156,690

Average diluted common shares outstanding	262,525	201,658

Per share data:
Net income (loss) attributable to common stockholders	$0.21	$0.19
Funds available for distribution	$0.57	$0.73
Funds available for distribution - normalized	$0.81	$0.78

Normalized FAD Payout Ratio:
Dividends per common share	$0.765	$0.740
FAD per diluted share - normalized	$0.81	$0.78
Normalized FAD payout ratio	94%	95%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.
	(2) Represents noncontrolling interests' share of net FAD adjustments.
	(3) Represents HCN's share of net FAD adjustments from unconsolidated entities.
(4) See Exhibit 1.

1Q13 Earnings Release                                                                                                                                                                         May 7, 2013

Funds From Operations Reconciliation		Exhibit 3
(in thousands, except per share data)
	Three Months Ended
	March 31,
	2013	2012
Net income (loss) attributable to common stockholders	$55,058	$39,307
Depreciation and amortization(1)	187,122	127,422
Losses/impairments (gains) on properties, net	(82,492)	(769)
Noncontrolling interests(2)	(5,793)	(4,990)
Unconsolidated entities(3)	16,983	2,887
Funds from operations	170,878	163,857
Normalizing items, net(4)	67,981	10,665
Funds from operations - normalized	$238,859	$174,522

Average diluted common shares outstanding	262,525	201,658

Per share data:
Net income (loss) attributable to common stockholders	$0.21	$0.19
Funds from operations	$0.65	$0.81
Funds from operations - normalized	$0.91	$0.87

Normalized FFO Payout Ratio:
Dividends per common share	$0.765	$0.740
FFO per diluted share - normalized	$0.91	$0.87
Normalized FFO payout ratio	84%	85%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.
	(2) Represents noncontrolling interests' share of net FFO adjustments.
	(3) Represents HCN's share of net FFO adjustments from unconsolidated entities.
	(4) See Exhibit 1.

Outlook Reconciliations: Year Ended December 31, 2013				Exhibit 4
(in thousands, except per share data)
	Prior Outlook		Current Outlook
	Low	High	Low	High
FFO Reconciliation:
Net income attributable to common stockholders	$1.30	$1.40	$0.70	$0.80
Losses/impairments (gains) on sale of properties, net	-	-	(0.31)	(0.31)
Depreciation and amortization(1)	2.40	2.40	3.06	3.06
Funds from operations	3.70	3.80	3.45	3.55
Normalizing items, net(2)	-	-	0.25	0.25
Funds from operations - normalized	$3.70	$3.80	$3.70	$3.80

FAD Reconciliation:
Net income attributable to common stockholders	$1.30	$1.40	$0.70	$0.80
Losses/impairments (gains) on sale of properties, net	-	-	(0.31)	(0.31)
Depreciation and amortization(1)	2.40	2.40	3.06	3.06
Net straight-line rent and above/below amortization(1)	(0.20)	(0.20)	(0.18)	(0.18)
Non-cash interest expense(1)	0.04	0.04	0.04	0.04
Cap-ex, tenant improvements, lease commissions(1)	(0.29)	(0.29)	(0.29)	(0.29)
Funds available for distribution	3.25	3.35	3.02	3.12
Normalizing items, net(2)	-	-	0.25	0.25
Prepaid/straight-line rent receipts	-	-	(0.02)	(0.02)
Funds available for distribution - normalized	$3.25	$3.35	$3.25	$3.35

Notes:			(1) Amounts presented net of noncontrolling interests' share and HCN's share of unconsolidated entities.
(2) See Exhibit 1.